UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 9, 2011

SAVOY ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-34710	26-0429687
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

2100 West Loop South, Ste. 900, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   (713) 243-8788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 9, 2011, Savoy Energy Corporation (the “Company”, “we” or “us”) entered into a Promissory Note in the amount of $96,499 with Arthur Bertagnolli, the Chief Executive Officer and Director of the Company to evidence amounts previously loaned to the Company by Mr. Bertagnolli (the “Bertagnolli Note”).  The Bertagnolli Note bears interest at the rate of 8% per annum and is payable on demand.  Any amounts not paid when due bear interest at the rate of 15% per annum until paid in full.

Additionally, on September 9, 2011, the Company entered into a Management Services Agreement with ASL Energy Corp. (“ASL” and the “Management Agreement”), pursuant to which ASL agreed to provide the Company oil and gas related management and consulting services.  The Management Agreement has a term of 90 days and automatically renews thereafter on a month-to-month basis unless terminated by either party with 30 days prior written notice.   We agreed to pay ASL a one-time signing bonus of $100,000 pursuant to the terms of the Management Agreement (the “Bonus”), due at the time the parties entered into the agreement; that ASL would earn an additional $100,000 bonus in the event that (a) the Company adopted an asset purchase agreement, share exchange agreement, plan of merger or consolidation, pursuant to which the Company’s shareholders held less than 50% of the voting stock of the resulting entity post transaction, (b) the Board of Directors’ approved the sale of substantially all of the assets of the Company, or (c) voting control of the Company was acquired by any person other than the current control person of the Company ((a) through (c), a “Restructuring”); that ASL would be paid a bonus of $0.20 for every $1.00 of reduction of liabilities (including contingent liabilities) of the Company that ASL is able to affect during the term of the Management Agreement; and to issue ASL 1% of the Company’s fully-diluted shares of common stock following any Restructuring.  The Company also agreed to indemnify ASL against any liability it may have in connection with the services rendered by ASL pursuant to the Management Agreement or the Company in general and to pay ASL liquidated damages of $50,000 in addition to such indemnification, in the event that ASL becomes party to any claim as a result of the services provided under the Management Agreement or the Company in general.

The Company also entered into a Convertible Promissory Note in favor of ASL in the amount of $105,000, which evidenced the Bonus and $5,000 of expenses previously incurred by ASL in contemplation of the Management Agreement (the “Convertible Note”).  The Convertible Note is payable on demand, accrues interest at the rate of 8% per annum (15% in the event of a default) and is convertible, together with accrued and unpaid interest thereon, at the option of ASL, into shares of the Company’s common stock at a conversion price of $0.002 per share.  The Convertible Note includes a provision which prohibits ASL from converting the Convertible Note into shares of the Company’s stock if ASL would own more than 4.99% of the Company’s common stock following such conversion, subject to ASL’s ability to waive such limitation with 61 days prior written notice to the Company.  In the event the Company desires to repay the Convertible Note, it is required to provide ASL at least 30 days prior written notice.  Any amounts owed under the Management Agreement which are not paid within thirty (30) days of the date they are due as provided therein are automatically added to the principal amount of the Convertible Note.

In connection with the Company’s entry into the Convertible Note the Company entered into a Security Agreement with ASL and provided ASL a first priority security interest in all of the Company’s assets to secure the repayment of the Convertible Note.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described above under Item 1.01, on September 9, 2011, the Company entered into a Promissory Note in the amount of $96,499 with Arthur Bertagnolli, the Chief Executive Officer and Director of the Company to evidence salary owed and amounts previously loaned to the Company by Mr. Bertagnolli and a Convertible Promissory Note in the amount of $105,000 with ASL.  The Bertagnolli Note and Convertible Note are described in greater detail above.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

On September 9, 2011, the Company issued ASL the Convertible Note, which is due on demand and is convertible into shares of the Company’s common stock at a conversion price of $0.002 per share.

On September 14, 2011, the Company’ Board of Directors approved the issuance to Mr. Bertagnolli of 100,000,000 shares of the Company’s restricted common stock in consideration for services rendered to the Company by Mr. Bertagnolli as the Company’s Chief Executive Officer (the “Bertagnolli Shares”), of which only 5,000,000 shares will be issued at this time as the Company has reserved shares for issuance in connection with a prior transaction.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale and we took appropriate measures to restrict transfer.  No underwriters or agents were involved in the foregoing issuances and we paid no underwriting discounts or commissions.

ITEM 8.01. OTHER EVENTS.

The Company’s Board of Directors has also acknowledged that Arthur Bertagnolli, the Company’s Chief Executive Officer and Director, has not been receiving payment for services rendered to the Company and as a result, Mr. Bertagnolli may enter into agreements or transactions outside of the Company (including transactions with ASL, which the Company will receive no benefit in connection with), which may be competitive to the Company’s interests and operations and the Company’s Board of Directors has waived any potential claims for conflict of interest in connection with such transactions.  As a result, we may not benefit from connections he makes and/or agreements or transactions he enters into while employed by us, and he, or companies he is associated with, which may include but not be limited to ASL, may profit from transactions which they undertake while we do not.  As a result, he may find it more lucrative or beneficial to cease serving as an officer or Director of the Company in the future and may resign from the Company at that time. Furthermore, while employed by us, shareholders should keep in mind that he is under no obligation to share his contacts and/or enter into favorable contracts and/or agreements he may come across with the Company, and as a result may choose to enter into such contracts or agreements through separate companies which are not affiliated with us, including ASL, or individually.  If that were to occur, we would receive no benefit from such agreements or transactions while Mr. Bertagnolli may personally benefit.  As of the date of this filing, no agreements or transactions have been agreed to or completed.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

10.1*	Promissory Note with Arthur Bertagnolli

10.2*	Management Services Agreement - ASL Energy Corp.

10.3*	Convertible Promissory Note – ASL Energy Corp.

10.4*	Security Agreement – ASL Energy Corp.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVOY ENERGY CORPORATION

DATE: September 15, 2011	By:	/s/ Arthur Bertagnolli
Arthur Bertagnolli
President and Chief Executive Officer